STRUCTURING FEE AGREEMENT

[•], 2019

Wells Fargo Securities, LLC

550 South Tyron Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

This agreement (the “Agreement”) is between Calamos Advisors LLC (including any successor or assign by merger or otherwise, the “Company”) and Wells Fargo Securities, LLC (“Wells Fargo”) with respect to the Calamos Long/Short Equity & Dynamic Income Trust (the “Fund”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the underwriting agreement (the “Underwriting Agreement”) relating to the Offering (as defined below).

1. Fee. In consideration of certain financial advisory services that Wells Fargo has provided to the Company in assisting the Company in structuring, designing and organizing the Fund as well as services related to the sale and distribution of the Shares of the Fund (the “Offering”), it being understood that the ultimate decision with respect to the structure, design and organization of the Fund shall rest with the Company and the Fund’s Board of Trustees, the Company shall pay a fee to Wells Fargo in the aggregate amount of $[•] (the “Fee”). The Fee shall be paid on or before [•], 2019 or as otherwise agreed to by the parties. In the event the Offering does not proceed, Wells Fargo will not receive any fees under this Agreement; however, for the avoidance of doubt, accountable expenses actually incurred may be payable to Wells Fargo pursuant to the terms of the Underwriting Agreement.

2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof. Notwithstanding the foregoing, Sections 4, 5, 8, 9 and 10 of this Agreement and the Indemnification Agreement attached hereto shall survive the termination of this Agreement.

3. Indemnification. The Company agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

4. Confidential Advice. Except to the extent legally required (after consultation with, and approval as to form and substance by, Wells Fargo and its counsel), none of (i) the name of Wells Fargo, (ii) any advice rendered by Wells Fargo to the Company, or (iii) the terms of this Agreement (but not the existence of this Agreement) or any communication from Wells Fargo, each in connection with the services performed by Wells Fargo pursuant to this Agreement, will be quoted or referred to orally or in writing, or in the case of (ii) and (iii), reproduced or disseminated, by the Company or any of its affiliates or any of its agents, without Wells Fargo’s prior written consent, which consent will not be unreasonably withheld in the case of clause (i) and (iii) (but not (ii)); provided, however, that this provision shall not be applicable to: (A) any information (except for the information in clause (ii)) that becomes publicly available through no fault of the Company; or (B) any information covered by each of clauses (i), (ii) and (iii) above, the release of which is required or requested by a regulatory agency, self-regulatory organization, or court with jurisdiction over the Company or its affiliates, provided, however, that the Company will promptly notify Wells Fargo of the information to be disclosed if notice thereof is permitted by law, does not violate the terms of the relevant request and is reasonably practicable under the circumstances.

5. Information. The Company recognizes and confirms that Wells Fargo (a) has used and relied primarily on the information provided by the Company and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having assumed responsibility for independently verifying the same, (b) has not assumed responsibility for the accuracy, completeness or reasonableness of such information and (c) has not made an appraisal of any assets or liabilities (contingent or otherwise) of the Fund.

6. Not an Investment Adviser. The Company acknowledges that Wells Fargo has not provided any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. The Company acknowledges and agrees that Wells Fargo has been retained to act solely as an adviser to the Company, and the Company’s engagement of Wells Fargo is not intended to confer rights upon any person (including the Fund or any shareholders, employees or creditors of the Company or the Fund) not a party hereto as against Wells Fargo or its affiliates, or their respective directors, officers, employees or agents, successors, or assigns. Wells Fargo has acted as an independent contractor under this Agreement, and not in any other capacity including as a fiduciary, and any duties arising out of its engagement shall be owed solely to the Company.

7. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

8. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

9. Governing Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and Wells Fargo consent to the jurisdiction of such courts and personal service with respect thereto. EACH OF WELLS FARGO AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

10. Successors and Assigns. This Agreement shall be binding upon the Company and Wells Fargo and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or Wells Fargo’s respective businesses and/or assets.

11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

This Agreement shall be effective as of the date first written above.

CALAMOS ADVISORS LLC

By:
Name:
Title:

Agreed and Accepted:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Structuring Fee Agreement]

Indemnification Agreement

[•], 2019

Wells Fargo Securities, LLC|

550 South Tyron Street

Charlotte, North Carolina 28202

Ladies and Gentlemen:

In connection with the engagement of Wells Fargo Securities, LLC (“Wells Fargo”) to advise and assist the undersigned (including any successor or assign by merger or otherwise, the “Company”) with the matters set forth in the Structuring Fee Agreement, dated [•], 2019, between the Company and Wells Fargo (the “Agreement”), in the event that Wells Fargo becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a “Proceeding”) in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, the Company agrees to indemnify, defend and hold Wells Fargo harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence, willful misconduct or bad faith of Wells Fargo. In addition, in the event that Wells Fargo becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Company will reimburse Wells Fargo for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by Wells Fargo in connection therewith. If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its members and affiliates and other constituencies, on the one hand, and Wells Fargo, on the other hand, in connection with the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its members and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its members and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, in connection with the matters contemplated by the Agreement shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its members or affiliates and other constituencies, as the case may be, as a result of or in connection with the matters (whether or not consummated) for which Wells Fargo has been retained to perform financial services bears to the fees paid to Wells Fargo under the Agreement; provided that, in no event shall the Company contribute less than the amount necessary to assure that Wells Fargo is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Wells Fargo pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by Wells Fargo, on the other hand. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not Wells Fargo is an actual or potential party to such Proceeding, without Wells Fargo’s prior written consent. For purposes of this Indemnification Agreement, Wells Fargo shall include Wells Fargo Securities, LLC, any of its affiliates, each other person, if any, controlling Wells Fargo or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

The Company agrees that neither Wells Fargo nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of either Wells Fargo’s engagement under the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities provided prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence, willful misconduct or bad faith of Wells Fargo in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT (“CLAIM”), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND WELLS FARGO CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST WELLS FARGO OR ANY INDEMNIFIED PARTY. EACH OF WELLS FARGO AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS

AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of Wells Fargo’s engagement. This Indemnification Agreement shall be binding upon the Company and Wells Fargo and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s or Wells Fargo’s respective businesses and/or assets. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

[Signature Page Follows]

Very truly yours,

CALAMOS ADVISORS LLC

By:
Name:
Title:

Agreed and Accepted:

WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Indemnification Agreement]